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                                                                    EXHIBIT 23.1



              Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Computer Integration Corp. pertaining to Amendment No. 1 to the Computer Integration Corp. 1994 Stock Option Plan of our report dated
August 22, 1996 (except for Note 12, as to which the date is September 30,
1996), with respect to the consolidated financial statements and schedules of Computer Integration Corp. included in the Annual Report (Form 10-K) for the year ended June 30, 1996.


                                                        /s/ Ernst & Young LLP


West Palm Beach, Florida
December 3, 1996